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                                                                   EXHIBIT 10.52





                       WILLIAMS COMMUNICATIONS GROUP, INC.
                                1999 STOCK PLAN




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CONTENTS





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
Article 1. Establishment and Objectives                                           1

Article 2. Definitions                                                            1

Article 3. Administration                                                         5

Article 4. Shares Subject to the Plan and Maximum Awards                          6

Article 5. Eligibility and Participation                                          7

Article 6. Stock Options                                                          7

Article 7. Stock Appreciation Rights                                              8

Article 8. Deferred Stock                                                         9

Article 9. Dividend Equivalents                                                  10

Article 10. Restricted Stock                                                     11

Article 11. Performance Units, Performance Shares, and Stock-based Cash Awards   12

Article 12. Other Stock-Based Awards                                             13

Article 13. Form of Payment of Awards                                            13

Article 14. Performance Measures                                                 14

Article 15. Limitations on Transferability                                       14

Article 16. Beneficiary Designation                                              15

Article 17. Deferrals                                                            15

Article 18. Registration and Listing Compliance                                  15

Article 19. Share Certificates                                                   15



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
Article 20. Rights of Employees/Directors                                        16

Article 21. Change in Control                                                    16

Article 22. Amendment, Modification, and Termination                             17

Article 23. Withholding                                                          17

Article 24. Successors                                                           18

Article 25. General Provisions and Legal Construction                            18


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WILLIAMS COMMUNICATIONS GROUP, INC. 1999 STOCK PLAN

ARTICLE 1. ESTABLISHMENT AND OBJECTIVES

      1.1. ESTABLISHMENT OF THE PLAN. Williams Communications Group, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Williams Communications Group, Inc. 1999 Stock Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units, Dividend Equivalents, and Stock-based Cash Awards.

      Subject to approval by the Company's stockholders, the Plan shall become effective as of _______________, 1999 (the "Effective Date").

      1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

      2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      2.2. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units, Dividend Equivalents, Stock-based Cash Awards, or any other right or interest relating to Shares or cash granted under the Plan.

      2.3. "AWARD AGREEMENT" means any written agreement, contract, notice to a Participant or other instrument or document between the Company and the Participant evidencing an Award.

      2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.


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      2.6.    "CAUSE" means (i) willful failure by the Employee to substantially perform his duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability, or (ii) gross negligence or willful misconduct of the Employee which results in a significantly adverse effect upon the Company or a Subsidiary, or (iii) willful violation or disregard of the Code of Business Conduct or other published policy of the Company by the Employee.

      2.7. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

              (a) Any Person, other than the Company or a Related Party, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

              (b) Any Person, other than the Company or a Related Party, purchases or otherwise acquires, under a tender offer, securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

              (c) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;

              (d) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after such transaction if the voting rights of each Voting Security relative to the other Voting Securities were not altered in such transaction;

              (e) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction;

              (f) The Board adopts a resolution to the effect that a Change of Control has occurred; or



                                       2
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              (g)    A change of control of The Williams Companies, Inc. occurs, as determined under The Williams Companies, Inc. 1996 Stock Plan; provided that as of the date immediately preceding the effective date of the change of control of The Williams Companies, Inc., securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities are owned by The Williams Companies, Inc.

      2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.9. "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors.

      2.10. "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

      2.11. "DEFERRED STOCK" means a right, granted under Article 8 herein, to receive Shares at the end of a specified deferral period.

      2.12. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

      2.13. "DISABILITY" shall have the meaning ascribed to such term in the Company's governing long-term disability plan, or if no such plan is applicable to the Participant, at the discretion of the Board.

      2.14. "DIVIDEND EQUIVALENT" means a right granted under Article 9 herein, to receive payments equal to dividends paid on a specified number of Shares.

      2.15. "EMPLOYEE" means any employee of the Company or its Subsidiaries or Affiliates.

      2.16. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.17. "FAIR MARKET VALUE" of a Share means, as of any given date, the closing sales price of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing sales price was reported for such date, for the most recent trading day prior to such date for which a closing sales price was reported.

      2.18. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

      2.19. "GOOD REASON" means the occurrence, within two (2) years following a Change in Control, of any of the following events, unless the Participant has consented thereto: (i) a



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              material change in the Participant's duties from those assigned to the Participant immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation, in which case the Participant shall be deemed to consent, or (ii) a significant reduction in the authority and responsibility assigned to the Participant, or (iii) the removal of the Participant from, or failure to reelect the Participant to, any corporate office of the Company or an Affiliate to which the Participant may have been elected and was occupying immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation or in connection with the election of the Participant to a corresponding or higher office of the Company or an Affiliate, in each which case the Participant shall be deemed to consent, or (iv) reduction of a Participant's Base Salary, or (v) termination of any of the incentive compensation plans in which the Participant shall be participating at the time of a Change in Control, unless such plan is replaced by a successor plan providing incentive opportunities and awards at least as favorable to the Participant as those provided in the plan being terminated, or (vi) amendment of any of the incentive compensation plans in which the Participant shall be participating at the time of a Change in Control so as to provide for incentive opportunities and awards less favorable to the Participant than those provided in the plan being amended, or
              (vii) failure by the Company or an Affiliate to continue the Participant as a participant in any of the incentive compensation plans in which the Participant is participating immediately prior to a Change in Control on a basis comparable to the basis on which other similarly situated employees participate in such plan, or (viii) except in relation to a wage freeze applicable to all employees of the Company or an Affiliate, modification of the administration of any of the incentive compensation plans so as to adversely affect the level of incentive opportunities or awards actually received by the Participant, or (ix) a requirement by the Company or an Affiliate that the Participant's principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant's duties.

      2.20. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

      2.21. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or a beneficial owner of more than ten percent (10%) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.22. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

      2.23. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.



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

      2.24. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.25. "PARTICIPANT" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

      2.26. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      2.27. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 11 herein.

      2.28. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 11 herein.

      2.29. "PERIOD OF RESTRICTION" means the period during which (i) the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and (ii) the Shares are subject to a substantial risk of forfeiture, as provided in Article 10 herein.

      2.30. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.31. "RELATED PARTY" means: (i) a majority-owned subsidiary of the Company; (ii) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; or (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of securities of the Company which carry the right to vote generally in the election of Directors.

      2.32. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 10 herein.

      2.33. "RETIREMENT" shall have the meaning ascribed to such term in the Company's governing tax-qualified retirement plan applicable to the Participant, or if no such plan is applicable to the Participant, at the discretion of the Board.

      2.34.   "SHARES" means the shares of common stock of the Company.

      2.35. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

      2.36. "STOCK-BASED CASH AWARD" means an Award granted to a Participant, as described in Article 11 herein.



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      2.37.   "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

      2.38. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

      3.1. GENERAL. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

      3.2. AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 22 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

      3.3. DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be __________________ (____________), no more than _________________ (_____________) of which may be granted in the form of Restricted Shares. For purposes of this Section 4.1, the number of Shares to which an Award relates shall be counted against the number of Shares reserved and available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares reserved and available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with



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procedures adopted by the Board so as to ensure appropriate counting but to avoid double counting; and, provided further, that the number of Shares deemed to be issued under the Plan upon exercise or settlement of an Award shall be reduced by the number of Shares surrendered by the Participant or withheld by the Company in payment of the exercise price of the Award and withholding taxes relating to the Award.

      If any Shares to which an Award relates are forfeited, or payment is made to the Participant in the form of cash or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

      Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

              (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

              (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be _________________ (_____________).

              (c)    PERFORMANCE SHARES/PERFORMANCE UNITS AND STOCK-BASED CASH
                     AWARDS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Stock-based Cash Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of __________________ (_______________) Shares.

         4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a), 4.1(b), and 4.1(c), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.





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ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

      5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

      6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

      6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

      6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

      6.4. DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

      6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

ARTICLE 7. STOCK APPRECIATION RIGHTS

      7.1. GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.





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

      The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

      7.2. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

      7.3. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

      7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

      7.5. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

      7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (a) The difference between the Fair Market Value of a Share on the date of exercise and the grant price; by

              (b) The number of Shares with respect to which the SAR is
                  exercised.

      At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.7. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with

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Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 8. DEFERRED STOCK

      8.1. GRANT OF DEFERRED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Deferred Stock to Participants in such amounts as the Board shall determine.

      8.2. DEFERRED STOCK AGREEMENT. Each Deferred Stock grant shall be evidenced by a Deferred Stock Award Agreement that shall specify the Period(s) of Deferral, the number of Shares of Deferred Stock granted, and such other provisions as the Board shall determine.

      8.3. OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Deferred Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Deferred Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

      Except as otherwise provided in this Article 8, Shares of Deferred Stock covered by each Deferred Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Deferral.

      8.4. VOTING RIGHTS. Participants holding Shares of Deferred Stock granted hereunder shall have no voting rights with respect to those Shares during the Period of Deferral.

      8.5. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Deferral, Participants holding Shares of Deferred Stock granted hereunder shall have no rights to receive regular cash dividends paid with respect to the underlying Shares, unless and only to the extent that the Board shall award Dividend Equivalents with respect to such Deferred Stock. If the grant or vesting of Deferred Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of Dividend Equivalents with respect to such Deferred Stock, such that the Dividend Equivalents and/or the Deferred Stock maintain eligibility for the Performance-Based Exception.

      8.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Deferred Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive Deferred Stock following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Deferred Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9. DIVIDEND EQUIVALENTS

         Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Dividend Equivalents to Participants in such amounts as the Board shall determine. Dividend Equivalents shall confer upon the Participant rights to receive payments equal to interest or dividends, when and if paid, with respect to a number of Shares determined by the Board. The Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 10. RESTRICTED STOCK

      10.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

      10.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

      10.3. OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

      The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

      Except as otherwise provided in this Article 10, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

      10.4. VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

      10.5. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

      10.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award

Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11. PERFORMANCE UNITS, PERFORMANCE SHARES, AND STOCK-BASED CASH AWARDS

      11.1. GRANT OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Stock-based Cash Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

      11.2. VALUE OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Stock-based Cash Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Stock-based Cash Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a "Performance Period."

      11.3. EARNING OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Stock-based Cash Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Stock-based Cash Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      11.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND STOCK-BASED CASH AWARDS. Payment of earned Performance Units/Shares and Stock-based Cash Awards shall be made following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Stock-based Cash Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Stock-based Cash Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      11.5. TERMINATION OF EMPLOYMENT/DIRECTORSHIP DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Stock-based Cash Awards which is prorated, as specified by the Board in its discretion.

      Payment of earned Performance Units/Shares or Stock-based Cash Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement.

      11.6. TERMINATION OF EMPLOYMENT/DIRECTORSHIP FOR OTHER REASONS. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 11.5 herein, all Performance Units/Shares and Stock-based Cash Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

ARTICLE 12. OTHER STOCK-BASED CASH AWARDS

       The Board is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan including, without limitation, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of the Company or specified Affiliates, and Awards payable in the securities of the Company or Affiliates. Except as may be provided elsewhere herein, Shares granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, outstanding Awards or other property, as the Board shall determine, provided, however, that the value of such consideration shall not be less per share than the Fair Market Value of a Share on the date of grant of such purchase right and in no event shall be less per share than the par value of a Share.

ARTICLE 13. FORM OF PAYMENT OF AWARDS

          Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions for payments upon the grant or exercise of any Award may be made in such forms as the Board shall determine, including, without limitation, cash, Deferred Stock, Shares, other Awards of other property, and may be made in a single payment or substitution in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments on the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares. The Board may also permit or require the deferral of any award payment, subject to rules and procedures as may be established, which may include provisions for the payment or crediting of interest, or Dividend Equivalents, including converting such credits into deferred Share equivalents.

ARTICLE 14. PERFORMANCE MEASURES

      Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 14, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

      (a)     Annual net income to common stock;

      (b)     Operating profit;

      (c)     Annual return on capital or equity;

      (d)     Annual earnings per share;

      (e)     Annual cash flow provided by operations;

      (f)     Changes in annual revenues; and/or

      (g) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

      The Board shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

      In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 15. LIMITATIONS ON TRANSFERABILITY

       Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution (or, in the event of the Participant's death, to a designated beneficiary), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or such Participant's guardian or legal representative; provided, however, that except as otherwise provided by the Board, Awards and other rights may be transferred to one or more Persons during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award consistent with the registration of the offer and sale of Shares on Form S-8 or Form S-3 or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan, and permitted by the Board. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered to or in favor of any Person other than the Company or an Affiliate, and shall not be subject to any lien, obligation or liability of a Participant or transferee to any Person other than the Company or any Affiliate.

ARTICLE 16. BENEFICIARY DESIGNATION

       If so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Award upon the death of the Participant. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. A transferee, beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any

Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and Award Agreement otherwise provide with respect to such Persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Board.

ARTICLE 17. DEFERRALS

      The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 18. REGISTRATION AND LISTING COMPLIANCE

       The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and any other obligations have been satisfied.

ARTICLE 19. SHARE CERTIFICATES

       All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which the Shares are listed or quoted. The Board may cause a legend to be placed on any such certificates to make appropriate reference to such restrictions or limitations that may be applicable to the Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Board or a Participant, the Board may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such person as the Board may designate.

ARTICLE 20. RIGHTS OF EMPLOYEES/DIRECTORS

      20.1. NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate a Participant's employment at any time or increase or decrease a Participant's compensation from the rate in existence at the time of granting of an Award.

       20.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 21. CHANGE IN CONTROL

      21.1. TREATMENT OF OUTSTANDING AWARDS. If, within two (2) years following a Change in Control, a Participant's employment with the Company and its Affiliates is terminated voluntarily for Good Reason (excluding any transfer to the Company or its Affiliates), or involuntarily (other than due to Cause, death, Disability or Retirement):

              (a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

              (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse; and

              (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Deferred Stock, Performance Units, Performance Shares, and Stock-based Cash Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of termination. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of termination, and there shall be paid out to Participants within thirty (30) days following the effective date of termination a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to termination. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of termination, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to termination, and based on an assumed achievement of all relevant targeted performance goals.

      21.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 22.3 hereof) or any Award Agreement provision, the provisions of this Article 21 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 21 at any time and from time to time prior to the date of a Change in Control.

      21.3. POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 22. AMENDMENT, MODIFICATION, AND TERMINATION

      22.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any amendment or alteration shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award previously granted to him.

      Unless earlier terminated by the Board, the Plan will terminate when no Shares remain reserved and available for issuance and the Company has no further obligation with respect to any Award granted under the Plan.

      22.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

      22.3. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 21.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

      22.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 22, make any adjustments it deems appropriate.

ARTICLE 23. WITHHOLDING

      23.1. TAX WITHHOLDING. The Company and its affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      23.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

ARTICLE 24. SUCCESSORS

      All obligations of the Company and its affiliates under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 25. GENERAL PROVISIONS AND LEGAL CONSTRUCTION

      25.1. UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded " plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

      25.2. NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

       25.3. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      25.4. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      25.5. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      25.6. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

      25.7. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.